Exhibit 10.2

SECURED PROMISSORY NOTE

THIS SECURED PROMISSORY NOTE (this “Note”) is made as of September 26, 2024 (the “Effective Date”) by and between Alset International Limited, a Singapore corporation, having its registered office address at 9 Temasek Boulevard, #16-04, Suntec Tower Two, Singapore 038989 or its assignee(s) (the “Lender”) and Alset Inc., a Texas corporation, having its registered office address at 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814 (the “Borrower”). The Borrower and the Lender may also be individually known herein as a “Party”, and collectively be known herein as the “Parties”.

WHEREAS, the Borrower wishes to purchase and the Lender wishes to sell Six Million and Five Hundred Thousand (6,500,000) shares of common stock of HWH International Inc., a Delaware corporation, in accordance with the terms and conditions set out in the stock purchase agreement entered into between the Parties on September 26, 2024 (the “Stock Purchase Agreement”), in exchange for this Note in the amount of US$4,095,000 (the “Principal”); and

WHEREAS, for value received, the Borrower hereby issues to the Lender this Note and promises to repay to the order of the Lender, the Principal in accordance with the terms and conditions set out in this Note.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the Parties hereto agree as follows:

1. Interest. The Parties agree that interest at the rate of five percent (5%) per annum which shall be charged on the Principal balance from time to time remaining unpaid prior to maturity until paid in full by the Maturity Date (defined below) (the “Interest”) unless otherwise waived by the Lender. In no event shall the Interest rate on the Principal exceed the maximum rate allowed by law.

2. Repayment. The Borrower shall, on the earlier of (the earlier of such events being the “Maturity Date”) (a) two (2) years from the Effective Date; or (b) upon the occurrence of an Event of Default (defined below), pay the Principal and Interest accrued on the Principal to the Lender’s designated bank account (to be provided by the Lender) via wire transfer.

3. Prepayment. The Borrower shall have the right to prepay all or any portion of the Principal and Interest accrued on the Principal, without premium and penalty, upon ten (10) days’ notice to the Lender.

4. Event of Default. The occurrence of any of the following events shall constitute a default under and material breach of this Note by the Borrower (the “Event of Default”):

(a) The Borrower’s failure to pay the Principal, accrued Interest and any payment when due under this Note.

(b) The Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between the Lender and the Borrower.

(c) If at any time the Borrower denies the enforceability of any loan documents related to this Note, in whole or in part, including, but not limited to any loan, extension of credit, guaranty agreement, security agreement, or any other agreement related to this Note or any extension and renewal thereof.

(d) The Borrower defaults under any loan, extension of credit, security agreement, sale and purchase agreement, or any other agreement, in favor of any other creditor or Person that may materially affect any of the Borrower’s property or the Borrower’s ability to repay this Note or perform the Borrower’s obligations under this Note or any of the related documents.

(e) Any warranty, representation or statement made or furnished to the Lender by the Borrower or on the Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

(f) The insolvency of the Borrower, the appointment of a receiver for any part of the Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Borrower.

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(g) A Material Adverse Effect occurs in the Borrower’s financial condition, or the Lender believes the prospect of payment or performance of this Note is impaired.

(h) The Lender in good faith believes itself insecure based upon a deemed Material Adverse Effect to the Borrower.

5. Security. This Note is given pursuant to the terms of the Stock Purchase Agreement and is secured under the terms of a Security Agreement of even date herewith made between the Lender and the Borrower (the “Security Agreement”). The Lender shall be entitled to all the benefits of the security as provided in the Security Agreement. Notwithstanding anything to the contrary stated herein, the Lender agrees that for payment of this Note it will look solely to the Collateral (as defined in the Security Agreement), and no other assets of the Borrower shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of the Lender, or for any payment required to be made under this Note. For the avoidance of doubt, immediately upon such transfer of the Collateral from the Borrower to the Lender, (i) the Security Agreement and this Note shall be deemed to have terminated and of no further effect; (ii) all obligations of the Borrower under this Note and the Security Agreement shall be deemed to have fully and properly performed, satisfied and fulfilled; and (iii) there shall be no other claims and/or whatsoever against the Borrower in relation to the Collateral and this Note.

6. Additional Provisions Regarding an Event of Default.

(a) Cure of Default. Upon occurrence of an Event of Default, the Lender shall give the Borrower written notice of default. The Borrower shall have thirty (30) days after receipt of written notice of default from the Lender to cure the Event of Default. If the Event of Default is due solely to the Borrower’s failure to make timely payment required under this Note, the Borrower may cure the Event of Default by making full payment of the past due amount. Any Event of Default by the Borrower which is not cured within thirty (30) days after receiving a written notice of default from the Lender constitutes a material breach of this Note by the Borrower.

(b) Indemnification. The Borrower agrees to indemnify, defend and hold the Lender or any other Person assigned by the Lender or representing the Lender (each, an “Indemnified Person”) harmless against: (i) all Borrower’s demands, claims, liabilities and obligations to pay when due any debts, principal, interest, fees, expenses, and other amounts the Borrower owes the Lender now or later, whether under this Note, or otherwise, including, without limitation, all obligations, liabilities, or obligations of the Borrower assigned to the Lender, and to perform Borrower’s duties under this Note (collectively, the “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by this Note; and (ii) all losses or expenses in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between the Lender and the Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. This Clause 6(b) shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

(c) Remedies upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default that is not timely cured in accordance with this Note, or waived by the Lender, all unpaid Principal, Interest accrued thereon and all late charges for past due sums due hereunder shall become immediately due and payable to the Lender.

(d) Certain Terms Defined. “Person(s)” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or county or provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Law(s)” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “Material Adverse Effect” means (i) a material adverse change in, or a material adverse effect upon, the financial condition of the Borrower, taken as a whole; (ii) a material impairment of the ability of the Borrower to perform its obligations under any loan agreement to which it is a party; or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any loan agreement to which it is a party.

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7. Warranties and Representations by the Borrower. The Borrower warrants and represents to the Lender as follows:

(a) Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Note have been duly authorized by all necessary corporate or other organizational action (where applicable), and do not and will not (i) conflict with or result in any breach or contravention of any material contractual obligation to which the Borrower is a party or that is affecting the Borrower or the properties of the Borrower; or (ii) violate any Laws, where such violations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Note other than (i) those that have already been obtained and are in full force and effect; and (ii) approvals, consents, exemptions, authorizations, actions and notices the absence of which would not reasonably be expected to result in a Material Adverse Effect.

(c) Binding Effect. This Note will have been duly executed and delivered by the Borrower. This Note shall constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Principal and Interest accrued thereon are valid corporate debts of the Borrower.

(d) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its subsidiaries that (i) either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and that has not been publicly disclosed prior to the Effective Date; or (ii) purport to enjoin or restrain the execution or delivery of this Note, or any of the transactions contemplated hereby.

(e) Compliance with Laws. Each of the Borrower and its operating subsidiaries is in compliance in all material respects with the requirements of all Laws, except in such instances in which (i) such requirement of Laws is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

8. Warranties and Representations by the Lender. The Lender warrants and represents to the Borrower as follows:

(a) Existence, Qualification and Power. The Lender (i) is duly organized or formed, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization; and (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Note.

(b) No Lien. There is no lien on sums loaned hereunder and no third-party restrictions on the making of the loan under this Note.

9. Entire Agreement. This Note sets forth the entire agreement between the Parties with regard to the subject matter hereof. All prior agreements, representations and warranties, express or implied, oral or written, with respect to the subject matter hereof, are superseded by this Note.

10. Severability. In the event any provision of this Note is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Note so as not to cause the invalidity or unenforceability of the remainder of this Note. All remaining provisions of this Note shall then continue in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by Laws.

11. Modification. Except as otherwise provided in this Note, this Note may be modified, superseded, or voided only upon the written and signed agreement of the Parties.

12. Exclusive Jurisdiction. Any action or proceeding arising out of or relating to this Note shall be brought in the courts of the State of Maryland, and each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of Maryland in any such action or proceeding, waives any objection it or he may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action or proceeding shall be heard and determined only by the courts of the State of Maryland and agrees not to bring any action or proceeding arising out of or relating to this Note in any other courts.

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13. Governing Law. This Note shall be interpreted under, and governed by, the laws of the State of Maryland, without reference to any conflict or choice of law rules or doctrines of the State of Maryland.

14. Dispute Resolution. Any dispute arising out of, or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered in accordance with the laws of the State of Maryland.

15. Counterparts. This Note may be executed by one or more of the Parties on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument and agreement. Delivery of an executed counterpart to this Note by facsimile transmission or by electronic mail in pdf. format shall be as effective as delivery of a manually executed counterpart hereof. Each Party agrees that the electronic signatures, whether digital or encrypted, of the Parties are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature and, when used elsewhere in this Note, “electronic transmission” means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a Party with the intent to sign such record, including facsimile or email electronic signatures.

16. Assignment; Binding Effect. The provisions of this Note shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns permitted hereby. The Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without prior written consent of the Lender. This Note and any of the rights, interests, or obligations incurred hereunder, in part or as a whole, at any time with effect from the Effective Date, are freely assignable by the Lender.

17. Survival of Representations and Warranties. All representations and warranties made hereunder or any other documents delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties shall continue in full force and effect as long as any amount of Principal or Interest accrued thereon shall remain unpaid but shall expire upon payment in full of those amounts.

18. No Waiver; Cumulative Remedies; Enforcement. No failure by the Lender to exercise and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Note, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Laws. Without limiting the generality of the foregoing, the execution and delivery of this Note shall not be construed as a waiver of any default by the Lender.

19. Costs and Expenses. The Lender may hire an attorney to help collect this Note if the Borrower does not pay, and the Borrower will pay the Lender’s reasonable legal fees. The Borrower also will pay the Lender all other amounts the Lender actually incurs as court costs, lawful fees for filing, recording, releasing to any public office any instrument securing this Note, where applicable.

20. Definitions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns; (c) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import shall be construed to refer to this Note in its entirety and not to any particular provision thereof; (d) all references in this Note to Paragraphs, Sections and Clauses shall be construed to refer to paragraphs, sections and clauses of this Note; (e) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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21. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic transmission prior to 5:00 p.m., Eastern Standard Time, on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via electronic transmission on a day that is not a business day or later than 5:00 p.m., Eastern Standard Time, on any business day, (c) the business day following the date of mailing, if sent by overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address and email address for such notices and communications shall be as follows:

If to the Borrower:	Alset Inc. Address: 4800 Montgomery Lane, Suite 210 Bethesda, MD 20814 Attention: Mr. Ronald Wei Email:

If to the Lender:	Alset International Limited Address: 9 Temasek Boulevard, #16-04, Suntec Tower Two, Singapore 038989 Attention: Mr. Alan Lui Email:

22. Release and Waiver of Claims. In consideration of (a) the modifications, renewals, extensions, and/or waivers as herein provided, and (b) the other benefits received by the Borrower hereunder, the Borrower hereby releases, relinquishes and forever discharges the Lender, as well as its predecessors, successors, assigns, agents, officers, directors, employees, representatives, attorneys, insurers, affiliates, parent corporations and all other persons, entities, associations, partnerships and corporations with whom any of the former have been, are now or may hereafter be affiliated (collectively, the “Lender Parties”) of and from any and all claims, demands, obligations, liabilities, actions and causes of action of any and every kind, character or nature whatsoever, known or unknown, past or present, which the Borrower may have against any of the Lender Parties arising out of or with respect to (i) any right or power to bring any claim against the Lender for usury or to pursue any cause of action against the Lender based on any claim of usury, and (ii) any and all transactions and events relating to any loan documents occurring on or prior to the date hereof, including any loss, cost or damage, of any kind, character or nature whatsoever, arising out of, in any way connected with, or in any way resulting from the acts, actions, or omissions of any of the Lender Parties, including, but not limited to, any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortuous interference with contractual relations, tortuous interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, and/or arising out of any attempt to collect any sums due or claimed to be due to the Lender, but in each case only to the extent permitted by Laws.

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IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, the Borrower and the Lender affix their signatures hereto.

By the Lender:

ALSET INTERNATIONAL LIMITED

By:	/s/ Alan Lui
Name:	Alan Lui
Title:	Chief Financial Officer

By the Borrower:

ALSET INC.

By:	/s/ Rongguo Wei
Name:	Rongguo Wei
Title:	Co-Chief Financial Officer

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